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                                                                    EXHIBIT 23.2

                                   CONSENT OF
                     GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

As independent petroleum consultants, Gilbert Laustsen Jung Associates Ltd. hereby consents to the use of our Reserve Appraisal and Economic Analysis Report dated January 1, 2001, and all references to our firm included in or made a part of the Ivanhoe Energy Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 30, 2001.

                                          Yours truly,

                                          GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                          /s/ WAYNE W. CHOW
                                          --------------------------------------
                                          Wayne W. Chow, P. Eng.
                                          Vice-President

                                          March 15, 2001

                                       E-64